Exhibit 4.3

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 1, 2016, among the entities listed in Annex A (the “New Guarantors”), subsidiaries of ALCOA CORPORATION (formerly known as Alcoa Upstream Corporation), a corporation organized under the laws of Delaware (the “Company”), the Company, ALCOA NEDERLAND HOLDING B.V. (the “Issuer”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Trustee, (the “Trustee”) under the indenture referred to below.

W I T N E S S E T H :

WHEREAS the Issuer and the Company have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of September 27, 2016, providing for the issuance of 6.75% Senior Unsecured Notes due 2024 and 7.00% Senior Unsecured Notes due 2026 (collectively, the “Notes”);

WHEREAS the Indenture provides that under certain circumstances the Company and the Issuer are required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to Subsidiary Guarantees on the terms and conditions set forth herein and under the Indenture; and

WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee, the Issuer, the Company and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

3. Limitation on obligations of Norwegian Guarantors. The obligations and liabilities of each New Guarantor incorporated in Norway in its capacity as New Guarantor (each a “Norwegian Guarantor”) under the Indenture, this Supplemental Indenture and the Notes shall be limited by such mandatory provisions of law applicable to such Norwegian Guarantor limiting the legal capacity or ability of such Norwegian Guarantor to grant and/or honour a guarantee thereunder (including, but not limited to, the provisions of Sections 8-7 to 8-10 (both inclusive) of the Norwegian Private Limited Liability Companies Act of 13 June 1997 No. 44, regulating unlawful financial assistance and other prohibited loans, guarantees and joint and several liability as well as providing of security), and the obligations and liability of each Norwegian Guarantor under Article 10 of the Indenture or under any other guarantee or indemnity contained in this Supplemental Indenture and the Notes shall only apply to the extent not so limited. Under no circumstances shall the obligations and liabilities of any Norwegian Guarantor cover the debt and/or other liabilities incurred in respect of the purchase of the shares in a Norwegian Guarantor or the shares in any of such Norwegian Guarantor’s holding companies.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Waiver of Jury Trial. EACH OF THE NEW GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ALCOA NEDERLAND HOLDING B.V.

By	/s/ Renato C.A. Bacchi
	Name:	Renato C.A. Bacchi
	Title:	Managing Director

ALCOA CORPORATION

By	/s/ Renato C.A. Bacchi
	Name:	Renato C.A. Bacchi
	Title:	Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

ALCOA ALLOWANCE MANAGEMENT, INC.

By	/s/ Renato C.A. Bacchi
	Name:	Renato C.A. Bacchi
	Title:	Treasurer

ALCOA ALUMINIO S.A.

By	/s/ Otávio Augusto Rezende Carvalheira
	Name:	Otávio Augusto Rezende Carvalheira
	Title:	Chief Executive Officer

ALCOA ASIA LIMITED

By	/s/ Renato C.A. Bacchi
	Name:	Renato C.A. Bacchi
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture]

ALCOA BUSINESS PARK LLC

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

ALCOA CANADA CO.

By	/s/ Jean-Francois Cyr
Name: Jean-Francois Cyr
Title: Vice President

ALCOA CANADA HOLDING CO.

By	/s/ Jean-Francois Cyr
Name: Jean-Francois Cyr
Title: Vice President

ALCOA DIMARC INC.

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

ALCOA DO BRASIL INDUSTRIA E COMERCIO LTDA.

By	/s/ Otávio Augusto Rezende Carvalheira
Name: Otávio Augusto Rezende Carvalheira
Title: Chief Executive Officer

[Signature Page to Supplemental Indenture]

ALCOA ENERGY SERVICES, INC.

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Treasurer

ALCOA EUROPEAN FINANCING LLC

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

ALCOA FUELS, INC.

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Treasurer

ALCOA HOLLAND B.V.

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Managing Director

ALCOA IK SERVICES INC.

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture]

ALCOA MATERIALS MANAGEMENT, INC.

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

ALCOA NORWAY ANS

By	/s/ Kai Rune Heggland
Name: Kai Rune Heggland
Title: Chief Executive Officer

ALCOA RECYCLING COMPANY, INC.

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

ALCOA REMEDIATION MANAGEMENT LLC

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

ALCOA SOUTH CAROLINA, INC.

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture]

ALCOA TECHNICAL CENTER LLC

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

ALCOA TREASURY S.Á R.L

By	/s/ Gerard Stassen
Name: Gerard Stassen
Title: Manager

ALCOA USA CORP.

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

ALCOA USA HOLDING COMPANY

By	/s/ Maria J. Young
Name: Maria J. Young
Title: President and Treasurer

ALCOA WARRICK LLC

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture]

ALCOA WARRICK M&E, G.P.

By	/s/ Renato C.A. Bacchi
	Partner:	Alcoa DiMarc, Inc.
	Signatory:	Renato C.A. Bacchi

By	/s/ Renato C.A. Bacchi
	Partner:	Reynolds Metals Company, LLC
	Signatory:	Renato C.A. Bacchi

ALCOA WENATCHEE LLC

By	/s/ Renato C.A. Bacchi
	Name:	Renato C.A. Bacchi
	Title:	Vice President and Treasurer

ALCOA-ALUMINERIE DE DESCHAMBAULT L.P. by its general partner, ALCOA-LAURALCO MANAGEMENT COMPANY

By	/s/ Jean-Francois Cyr
	Name:	Jean-Francois Cyr
	Title:	Vice President

ALCOA-LAURALCO MANAGEMENT COMPANY

By	/s/ Jean-Francois Cyr
	Name:	Jean-Francois Cyr
	Title:	Vice President

[Signature Page to Supplemental Indenture]

ALUMINERIE LAURALCO S.Á R.L

By	/s/ Gerard Stassen
Name: Gerard Stassen
Title: Manager

BADIN BUSINESS PARK LLC

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

COMPANHIA GERAL DE MINAS

By	/s/ Otávio Augusto Rezende Carvalheira
Name: Otávio Augusto Rezende Carvalheira
Title: Chief Executive Officer

EASTALCO ALUMINUM COMPANY

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

INTALCO ALUMINUM LLC

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture]

LAMAR QUEBEC COMPANY

By	/s/ Jean-Francois Cyr
Name: Jean-Francois Cyr
Title: Vice President

LUXCOA S.Á R.L

By	/s/ Gerard Stassen
Name: Gerard Stassen
Title: Manager

NORSK ALCOA AS

By	/s/ Henrik Tveten
Name: Henrik Tveten
Title: Chief Executive Officer

NORSK ALCOA HOLDING AS

By	/s/ Henrik Tveten
Name: Henrik Tveten
Title: Chief Executive Officer

NORTHWEST ALLOYS, INC.

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture]

PRESIDENTIAL DEVELOPMENT CORPORATION

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

RB SALES COMPANY, LIMITED

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

REYNOLDS METALS COMPANY LLC

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

REYNOLDS METALS DEVELOPMENT COMPANY

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

REYNOLDS METALS EXPLORATION, INC.

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture]

RMC DELAWARE, LLC

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

RMC PROPERTIES LLC

By	/s/ Renato C.A. Bacchi
Name: Renato C.A. Bacchi
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture]

Annex A

New Guarantors

Alcoa Allowance Management, Inc.

Alcoa Aluminio S.A.

Alcoa Asia Limited

Alcoa Business Park LLC

Alcoa Canada Co.

Alcoa Canada Holding Co.

Alcoa DiMarc Inc.

Alcoa do Brasil Industria e Comercio Ltda.

Alcoa Energy Services, Inc.

Alcoa European Financing LLC

Alcoa Fuels, Inc.

Alcoa Holland B.V.

Alcoa IK Services Inc.

Alcoa Materials Management, Inc.

Alcoa Norway ANS

Alcoa Recycling Company, Inc.

Alcoa Remediation Management LLC

Alcoa South Carolina, Inc.

Alcoa Technical Center LLC

Alcoa Treasury S.à r.l

Alcoa USA Corp.

Alcoa USA Holding Company

Alcoa Warrick LLC

Alcoa Warrick M&E, G.P.

Alcoa Wenatchee LLC

Alcoa-Aluminerie de Deschambault L.P.

Alcoa-Lauralco Management Company

Aluminerie Lauralco S.à r.l

Badin Business Park LLC

Companhia Geral de Minas

Eastalco Aluminum Company

Intalco Aluminum LLC

Laqmar Quebec Company

Luxcoa S.à r.l

Norsk Alcoa AS

Norsk Alcoa Holding AS

Northwest Alloys, Inc.

Presidential Development Corporation

RB Sales Company, Limited Reynolds

Metals Company LLC Reynolds Metals

Development Company

Reynolds Metals Exploration, Inc.

RMC Delaware, LLC

RMC Properties LLC